Exhibit 3.183
State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certify that the foregoing has been
filed and approved on the 28 day of Sept 1998
in the office of this Division and hereby issue
this Certificate thereof.
Examiner CLS Date
/s/ LOHENA P. RIFFO
DIVISION DIRECTOR
RECEIVED
SEP 28 1998
Utah Div. of Corp Comm. Code
09-28-98 12:15 OUT
ARTICLES OF INCORPORATION
OF
TOOELE HOSPITAL CORPORATION
In compliance with the requirements of the applicable provisions of the Utah Revised Business Corporation Act (the “Corporation Act”), the undersigned natural person of the age of eighteen years or more, desiring to incorporate a corporation for profit hereby states the following:
ARTICLE I
The name of the Corporation is Tooele Hospital Corporation.
ARTICLE II
The period of its duration is perpetual.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Corporation Act.
ARTICLE IV
The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000) shares of $.01 per share par value Common Stock,

ARTICLE V
The address of the principal office of the Corporation’s registered office in this State, and the name of its registered agent at such address is:
c/o Corporation Service Company
One Utah Center
201 South Main Street
County of Salt Lake
Salt Lake City, UT 84111-2218
/s/ Karen E. Wehner
KAREN E. WEHNER, ASST. VICE PRESIDENT
ARTICLE VI
Election of the Directors need not be written ballot unless the Bylaws of the corporation shall so provide.
ARTICLE VII
The name and mailing address of the incorporator is:
Virginia D. Lancaster
Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
ARTICLE VIII
To the fullest extent permitted by Utah law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any improper distribution unless a determination has been made that the director has met the applicable standard of conduct set forth in Section 16-10a-902, or (iv) for any transaction from which the director derived any improper personal benefit. If the Corporation Act is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Corporation Act, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE IX

A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is a legal representative, or is or was a director or officer of the Corporation or is only serving at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Corporation Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the Corporation Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. Rights of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation Act.
E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Corporation Act with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE X
The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors of the Corporation.
IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 1998.
/s/ Virginia D. Lancaster
Virginia D. Lancaster, Incorporator

RECEIVED
RECEIVED
AUG 16 1999
Utah Div. of Corp. Comm. Code
Utah Department of Commerce
Division of Corporations & Commercial Code
In person: 160 East 300 South, 1st Floor
Salt Lake City, Utah 84111
Fax: (801) 530-8111
Web site: http://www.commerce.state.ut.us
PROFIT CORPORATION ANNUAL REPORT
The following information is on file in this office. All profit corporations must file their annual reports and corrections within the month of
Their anniversary date. Failure to do so will result in Delinquency, Revocation or Involuntary Dissolution of the corporate charter.
THIS BOX MUST BE COMPLETED
CORPORATE NAME, REGISTERED AGENT, REGISTERED OFFICE, CITY, STATE & ZIP
CORPORATION # 214070
D 09/28/88
1. TOOELE HOSPITAL CORPORATION
2. CORPORATION SERVICE COMP
3. ONE UTAH CNTR 201 S MAIN
4. SALT LAKE CITY UT 84111
MAKE ALL CORRECTIONS IN THIS COLUMN
(Print New Agent Name)
NEW REGISTERED STREET ADDRESS REQUIRED
                                    UTAH
(New City)      REGISTERED AGENT MUST BE IN UTAH       (Zip)

WHEN CHANGING THE REGISTERED AGENT THE NEW AGENT MUST SIGN.
5. INCORPORATED IN THE STATE AND UNDER THE LAWS OF: UTAH
6. ADDRESS OF THE PRINCIPAL OFFICE IN THE HOME STATE.

211 S. 100 Street
(Street Address)

Tooele	84074
(City)	(ZIP)
7. BUSINESS PURPOSE: NONCLASSIFIABLE ESTABLISHMENTS
DOMESTIC, PROFIT CORPORATIONS ARE REQUIRED TO LIST A CORPORATE OFFICER.
OFFICERS

8.	PRESIDENT

ADDRESS

	CITY, STATE & ZIP	See attached

9.	VICE PRESIDENT

ADDRESS

CITY, STATE & ZIP

10.	SECRETARY

ADDRESS

CITY, STATE & ZIP

11.	TREASURER

ADDRESS

CITY, STATE & ZIP
ALL DOMESTIC CORPORATIONS MUST LIST THREE (3) DIRECTORS UNLESS THEY FALL UNDER THE EXCEPTIONS STATED IN SECTION 16-10a-803(i)or(ii).

12.	PRESIDENT

ADDRESS

	CITY, STATE & ZIP	See attached

13.	VICE PRESIDENT

ADDRESS

CITY, STATE & ZIP

14.	SECRETARY

ADDRESS

CITY, STATE & ZIP
Under penalties of perjury and as an authorized officer, I declare that this annual report and, if applicable, the statement change of registered office and/or agent, has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete.
15.	/s/ Virginia D. Lancaster MUST BE SIGNED BY CORPORATE OFFICER

16.	Assistant Secretary (Title of Position)

17.	August 6th 1999
IF THERE ARE NO CHANGES FROM THE PREVIOUS YEAR, AND YOU HAVE ALL CORPORATE REQUIREMENTS FILLED PERTAINING TO OFFICER AND DIRECTOR INFORMATION YOU MAY DETACH THE COUPON BELOW, AND RETURN IT IN THE ENCLOSED ENVELOPE WITH YOUR PAYMENT. YOU MAY KEEP THE ABOVE REPORT FOR YOUR RECORDS.
MAKE ALL CORRECTIONS ON THE FORM ABOVE.

RECEIVED
AUG 16 1999
Utah Div. of Corp. Comm. Code
Tooele Hospital Corporation
The corporation’s directors and officers are:

Name	Title	Street Address
Wayne T. Smith	Director, President and Chief Executive Officer	155 Franklin Road, Suite 400 Brentwood, TN 37027

W. Larry Cash	Director, Executive Vice President and Chief Financial Officer	155 Franklin Road, Suite 400 Brentwood, TN 37027

Rachel A. Seifert	Director, Vice President and Secretary	155 Franklin Road, Suite 400 Brentwood, TN 37027

Martin G. Schweinhart	Vice President, Operations	155 Franklin Road, Suite 400 Brentwood, TN 37027

Robert E. Hardison	Vice President and Acquisitions and Development	155 Franklin Road, Suite 400 Brentwood, TN 37027

Barry E. Stewart	Vice President, Finance and Treasurer	155 Franklin Road, Suite 400 Brentwood, TN 37027

T. Mark Buford	Vice President and Controller	155 Franklin Road, Suite 400 Brentwood, TN 37027

Robert A. Horrar	Vice President, Administration	155 Franklin Road, Suite 400 Brentwood, TN 37027

Linda K. Parsons	Vice President, Human Resources	155 Franklin Road, Suite 400 Brentwood, TN 37027

Carolyn S. Lipp	Vice President, Quality and Resource Management	155 Franklin Road, Suite 400 Brentwood, TN 37027

Gary D. Newsome	Group Vice President	155 Franklin Road, Suite 400 Brentwood, TN 37027

	Business Development and Managed Care	Brentwood, TN 37027

Name	Title	Street Address
Larry Carlton	Assistant Vice President, Revenue Management	155 Franklin Road, Suite 400 Brentwood, TN 37027

Virginia D. Lancaster	Assistant Secretary	155 Franklin Road, Suite 400 Brentwood, TN 37027

State of Utah
DEPARTMENT OF COMMERCE
Division a Corporations & Commercial Code
This form must be type written or
computer generated. For your
convenience, this form has been
designed to be filled out and
printed online.
Non-refundable Processing Fee $12.00
RENEWAL
Registration Information Change Form
Please make appropriate corrections or changes to registered information on this form. Means of payment are: cash, check, or money order made payable to the “State of Utah.” If you are faxing you must include, on a cover sheet, the number of a Visa or MasterCard with the date of expiration.
Note: If you are using this form with a reinstatement or renewal please do not include the $12.00 processing fee with the reinstatement or renewal fee
SRG
WHEN REPLACING THE REGISTERED AGENT THE NEW AGENT MUST SIGN.
DO NOT USE THIS FORM if you are resigning as an Officer, Director or Registered Agent. You must submit a Letter of Resignation. There is no fee associated with a Letter of Resignation. You must file an amendment to the Articles of Organization to add a manager or member to an LLC filing.
ENTITY FILE # 1424668-0142
REGISTRATION DATE: 9/28/98

1.	REGISTERED NAME	Tooele Hospital Corporation
(Required Information)

2.	REGISTERED AGENT	Corporation Service Company
		First Middle Last	NEW AGENT MUST
MUST SIGN ABOVE

3.	REGISTERED ADDRESS	10 East South Temple — Gateway Tower East
Street Address Requested

4.	CITY, STATE & ZIP	Salt Lake City, UT 84133
Registered Agent Must Be in Utah

5.	PURPOSE OF BUSINESS	healthcare services

6.	ADDRESS OF:	☑ PRINCIPAL OFFICE	2055 N. Main
			Street Address
		☐ DESIGNATED OFFICE (LLC — DOMESTIC)

			Toole	UT	84074
			City	State	Zip

POSITION
		TO CHANGE	NAME	ADDRESS
7.	☐ Add	Director	Wayne T. Smith,	Address 155 Franklin Road, Suite 400
City Brentwood State TN Zip 37027
☑ Remove

8.	☑ Add	Director	Gary D. Newsome	Address 155 Franklin Road, Suite 400
City Brentwood State TN Zip 37027
☐ Remove

9.	☐ Add	President	Wayne T. Smith	Address 155 Franklin Road, Suite 400
City Brentwood State TN Zip 37027
☑ Remove

10.	☑ Add	President	Gary D. Newsome	Address 155 Franklin Road, Suite 400
City Brentwood State TN Zip 37027
☐ Remove

11.	☐ Add	Treasurer	Barry F. Stewart	Address 155 Franklin Road, Suite 400
City Brentwood State TN Zip 37027
☑ Remove

12.	☑ Add	Treasurer	James W. Doucette	Address 155 Franklin Road, Suite 400
City Brentwood State TN Zip 37027
☐ Remove
Under penalties of perjury and as an authorized authority, I declare that this statement of change(s), has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.
By /s/ Sherry A. Connelly
Title Assistant Secretary
Date 7/30/03

Mail In: PO Box 146705
               Salt Lake City. UT 84114-6705
Walk In: 160 East 300 South, Main Floor
Information Center: (801) 530-4849
Toll Free: (877) 526-3994 (within Utah)
Fax: (801) 530-6438
Web Site: Imp://www.cornmerce.titah.gov
Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

State of Utah
DEPARTMENT OF COMMERCE
Division a Corporations & Commercial Code
This form must be type written or
computer generated. For your
convenience, this form has been
designed to be filled out and
printed online.
Non-refundable Processing Fee $12.00
Registration Information Change Form
Please make appropriate corrections or changes to registered information on this form. Means of payment are: cash, check, or money order made payable to the “State of Utah. If you are faxing you must include, on a cover sheet, the number of a Visa or MasterCard with the date of expiration.
Note: If you are using this form with a reinstatement or renewal please do not include the $12.00 processing fee with the reinstatement or renewal fee.
WHEN REPLACING THE REGISTERED AGENT THE NEW AGENT MUST SIGN.
DO NOT USE THIS FORM if you are resigning as an Officer, Director or Registered Agent. You must submit a Letter of Resignation. There is no fee associated with a Letter of Resignation. You must file an amendment to the Articles of Organization to add a manager or member to an LLC filing.
ENTITY FILE # 1424668-0142
REGISTRATION DATE: 9/28/99

1.	REGISTERED NAME		TOOELE HOSPITAL CORPORATION
(Required Information)

2.	REGISTERED AGENT		National Registered Agents, Inc. /s/ Stephanie Thomas
		First Middle Last	NEW AGENT MUST
MUST SIGN ABOVE

3.	REGISTERED ADDRESS		879 W. Baxter Drive
Street Address Requested

4.	CITY, STATE & ZIP		South Jordan, UT 84095
Registered Agent Must Be in Utah

5.	PURPOSE OF BUSINESS		Healthcare services

6.	ADDRESS OF:	☐ PRINCIPAL OFFICE
Street Address
☐ DESIGNATED OFFICE (LLC — DOMESTIC)

City State Zip

POSITION
		TO CHANGE	NAME	ADDRESS
7.	☐ Add
☐ Remove

8.	☐ Add	Director
☐ Remove

9.	☐ Add
☐ Remove

10.	☐ Add
☐ Remove

11.	☐ Add
☐ Remove

12.	☐ Add
☐ Remove
Under penalties of perjury and as an authorized authority, I declare that this statement of change(s), has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.
By /s/ Sherry Connelly
Title Asst Sec
Date 10/24/03
Mail In: PO Box 146705
               Salt Lake City. UT 84114-6705
Walk In: 160 East 300 South, Main Floor
Information Center: (801) 530-4849
Toll Free: (877) 526-3994 (within Utah)
Fax: (801) 530-6438
Web Site: Imp://www.cornmerce.titah.gov

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

RENEWAL
KLW
1424668-0142
9/28/1998
TOOELE HOSPITAL CORPORATION
HEALTHCARE SERVICES
211 S. 100 STREET
TOOELE      UT 84074

X	PRESIDENT/DIRECTOR	MICHAEL T. PORTACCI	155 FRANKLIN ROAD
SUITE 400
BRENTWOOD TN 37027

X	PRESIDENT/DIRECTOR	GARY D. NEWSOME	155 FRANKLIN ROAD
SUITE 400
BRENTWOOD TN 37027
By Robin J. Keck (Officer)
/s/ Robin J. Keck
Assistant Secretary
8-30-04

TOOELE HOSPITAL CORPORATION
DIRECTORS
Michael T. Portacci
W. Larry Cash
Rachel A. Seifert
OFFICERS
Michael T. Portacci-President
W. Larry Cash-Exec VP/CFO
Rachel A. Seifert-SVP/Sec/Gen Counsel
Martin G. Schweinhart-SVP, Operations
Kenneth D. Hawkins — SVP, Acquisitions and Development
James W. Doucette-VP, Finance and Treasurer
T. Mark Buford-VP/Controller
Robert A. Horrar, VP/Admin
Linda Parsons-VP/Hum.Res.
Carolyn S. Lipp-SVP/Qual. & Resource Management
Terry H. Hendon – VP, Acquisitions & Dev.
Robert O. Horrar — AVP, Business Development and Managed Care
Larry Carlton-AVP, Revenue Management
Sherry A. Connelly-Asst. Sec
Kimberly A. Wright -Asst. Sec
Robin J. Keck – Asst. Sec
ADDRESS FOR ALL OFFICERS AND DIRECTORS: 155 FRANKLIN ROAD, SUITE 400, BRENTWOOD, TN 37027

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporation & Commercial Code
This form must be type written or computer generated.
Non-Refundable Processing Fee: $12.00
RENEWAL
JH
Important: Read Instructions before completing form

☑ Corporation	☐ Limited Liability Company	☐ Limited Partnership	☐ Business Trust
☐ DBA	☐ Limited Liability Partnership	☐ Trademark

Entity File Number: 1424668-0142
Registration Date: 09/28/98
Entity Name: TOOELE HOSPITAL CORPORATION
Business Purpose: HEALTHCARE SERVICES
Registered Agent:
Signature:
Registered Address: Address:
Utah Street Address City:                 State: UT       Zip:
Required, PO Boxes
can be listed on the
line below the Street
Address

Principal Office:	Address: 155 FRANKLIN ROAD SUITE 400 City: BRENTWOOD State: TN Zip: 37027

Add	☐	Director	Name: GARY D. NEWSOME
Address: 155 FRANKLIN ROAD SUITE 400
Remove	☑
Change	☐		City: BRENTWOOD State: TN Zip: 37027
Signature (if required):

Add	☐		Name: SEE ATTACHED LIST
Remove	☐		Address:

Change	☐	City: State: Zip:
Signature (if required)

Add	☐	Name:
Remove	☐	Address:
Change	☐	City: State: Zip:
Signature (if required)

Add	☐	Name:
Remove	☐	Address:
Change	☐	City: State: Zip:
Signature (if required)

Add	☐	Name:
Remove	☐	Address:
Change	☐	City: State: Zip:
Signature (if required)

Add	☐	Name:
Remove	☐	Address:
Change	☐	City: State: Zip:
Signature (if required)

Add	☐	Name:
Remove	☐	Address:
Change	☐	City: State: Zip:
Signature (if required)
Under penalties of perjury and as an authorized authority, I declare this statement of change(s), has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.
BY /s/ Robin J. Keck
Signature of Authorizing Party
Title Asst. Secretary
Date 8/25/05
Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

TOOELE HOSPITAL CORPORATION
DIRECTORS
Michael T. Portacci
W. Larry Cash
Rachel A. Seifert
OFFICERS
Michael T. Portacci-President
W. Larry Cash-Exec VP/CFO
Rachel A. Seifert-SVP/Sec/Gen Counsel
Martin G. Schweinhart-SVP, Operations
Kenneth D. Hawkins — SVP, Acquisitions and Development
James W. Doucette-VP, Finance and Treasurer
T. Mark Buford-VP/Controller
Robert A. Horrar, VP/Admin Linda Parsons-VP/Hum.Res.
Carolyn S. Lipp-SVP/Qual. & Resource Management
Terry H. Hendon — VP, Acquisitions & Dev.
Robert O. Horrar — VP, Business Development and Managed Care
Larry Carlton-VP, Revenue Management
Sherry A. Mori-Asst. Sec
Kimberly A. Wright -Asst. Sec
Robin J. Keck — Asst. Sec
Address for all officers and directors: 155 Franklin Road Suite 400, Brentwood, TN 37027

State of Utah
DEPARTMENT OF COMMERCE
Division a Corporations & Commercial Code
Corporation Registration Information Change Form
Non-refundable Processing Fee $12.00
Entity File Number 1424668-0142
Entity Name: TOOELE HOSPITAL CORPORATION
For each Yes button that you mark the question will appear below for you to fill out.

Do you want to Change the Business Purpose?	☐ Yes	☑ No

Do you want to Change the Registered Agent or the Address of the Registered Agent?	☐ Yes	☑ No

Do you want to Change the Principal Address of the Business Entity?	☑ Yes	☐ No

Do you want to Add individuals to the Business Entity?	☑ Yes	☐ No

Do you want to Remove individuals from the Business Entity?	☐ Yes	☑ No

Do you want to Change the Address of the Business Entity’s principal(s)?	☐ Yes	No
Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.
Under penalties of perjury, and as an authorized authority, I declare that the statement of change(s), has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.
BY: Robin J. Keck
Signature of Authorizing Party: /s/Robin J. Keck
Title: Asst. Secretary
Date: 8-24-06
If Yes, what is the new Principal Address?
Address: 7100 COMMERCE WAY SUITE 100, BRENTWOOD, TN 37027
If Yes, who do you want to Add to the Business Entity and what Position will they hold?

Name: SEE ATTACHED LIST
Address:
Position:
Name:
Address:
Position:
Name:
Address:
Position:

TOOELE HOSPITAL CORPORATION
DIRECTORS:
Michael T. Portacci
W. Larry Cash
Rachel A. Seifert
OFFICERS:
Michael T. Portacci-President
W. Larry Cash-Exec VP/CFO
Rachel A. Seifert-SVP/Sec/Gen Counsel
Martin G. Schweinhart-SVP, Operations
Kenneth D. Hawkins — SVP, Acquisitions and Development
James W. Doucette-VP, Finance and Treasurer
T. Mark Buford-VP/Controller
Robert A. Horror, VP/Admin
Linda Parsons-VP/Hum.Res.
Carolyn S. Lipp-SVP/Qual. & Resource Management
J. Gary Seay-VP & CIO
Gerald A. Weissman-VP, Medical Staff Development
Terry H. Hendon – VP, Acquisitions & Dev.
Robert O. Horrar — VP, Business Development
Larry Canton-VP, Revenue Management
Tim G. Marlette – VP, Materials Mgmt
Kathie G. Thomas – VP, Home Health Services
Sherry A. Mori-Asst. Sec
Robin J. Keck – Asst. Sec
National Registered Agents, Inc.
395 W. 2900 N.
Pleasant Grove, UT 84062